Exhibit 99
[Allegheny Energy Company Logo]
NEWS RELEASE

For Media, contact:
Cynthia A. Shoop
Vice President, Corporate Communications
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: 301-665-2718
Media Hotline: 1-888-233-3583
E-Mail: cshoop@alleghenyenergy.com

For Investor Relations, contact: Gregory L. Fries General Manager, Investor Relations 10435 Downsville Pike Hagerstown, MD 21740-1766 Phone: (301) 665-2713 E-Mail: gfries@alleghenyenergy.com
M. Beth Straka General Manager, Investor Relations 4350 Northern Pike Monroeville, PA 15146-2841 Phone: (412) 856-3731 E-Mail: mstraka@alleghenyenergy.com
FOR IMMEDIATE RELEASE Allegheny Energy Issues $300 Million Through Convertible Trust Preferred Securities Placement

         Hagerstown, Md., July 25, 2003 - Allegheny Energy, Inc. (NYSE: AYE) announced today that it has completed a private placement of convertible trust preferred securities. The net proceeds will be used to improve liquidity at Allegheny Energy, help Allegheny Energy Supply meet future collateral requirements, and for general corporate purposes.

         Paul J. Evanson, Chairman, President, and Chief Executive Officer of Allegheny Energy, said, "The issuance of this security is a major step in improving our liquidity and financial condition. Our top priority is restoring the financial health of our Company. We were pleased to work with the two lead investors, Perry Capital and Zimmer Lucas Partners, whose investment reflects their confidence in Allegheny Energy."

         The trust preferred securities, which will mature on June 15, 2008, will carry an 11 7/8 percent coupon and will be convertible to shares of Allegheny Energy common stock at the option of the holder at a conversion price of $12 per share. If Allegheny Energy's share price reaches $15 for a specified period of time, the securities will be mandatorily converted at $12 per share. Accordingly, the trust preferred securities are convertible into up to 25 million shares of Allegheny Energy common stock. Payment obligations under the new trust preferred securities are subordinate to the Company's existing credit facilities announced on February 25, 2003.

         The trust preferred securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

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         As previously noted in its regulatory filing with the U.S. Securities and Exchange Commission, Allegheny Energy stated its intention, to the extent necessary to achieve a 30 percent common equity ratio, to issue up to $300 million of common equity in the 2004 to 2005 timeframe.

         With headquarters in Hagerstown, Md., Allegheny Energy is an integrated energy company with a balanced portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities, and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia. More information about the Company is available at www.alleghenyenergy.com.

Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

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